                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                [ ] Soliciting Material Pursuant to (s)240.14a-12

                               NEFFS BANCORP, INC.

                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No fee required.
             [ ] Fee computed on table below per Exchange Act Rules
                             14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

               [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                                [GRAPHIC OMITTED]



                                  March 8, 2002


Dear Shareholders:

         On behalf of the corporation's Board of Directors, I am pleased to invite you to attend Neffs Bancorp, Inc.'s Annual Meeting of Shareholders to be held on Wednesday, April 10, 2002 at 8:00 p.m., Eastern Time. The location of the annual meeting is the NOVA Building, 2375 Levans Road, Coplay, Pennsylvania 18037. At the annual meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the proxy statement and notice of meeting is your proxy and Neffs Bancorp, Inc.'s 2001 Annual Report to Shareholders.

         The principal business of the meeting is to: elect 2 Class A Directors to serve a term of 3 years; ratify the selection of Beard Miller Company LLP as the independent auditors for the 2002 fiscal year; and, transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

         I am delighted that you have invested in Neffs Bancorp, Inc., and I hope that, whether or not you plan to attend the annual meeting, you will vote your shares as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save Neffs Bancorp, Inc. expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

         I look forward to seeing you on April 10, 2002, at the corporation's annual meeting.

                                             Sincerely,


                                             /s/  John J. Remaley

                                                  John J. Remaley, President
                                                    and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             OF NEFFS BANCORP, INC.
                          TO BE HELD ON APRIL 10, 2002

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that Neffs Bancorp, Inc. will hold its Annual Meeting of Shareholders on Wednesday, April 10, 2002, at 8:00 p.m., Eastern Time, at the NOVA Building, 2375 Levans Road, Coplay, Pennsylvania 18037, to consider and vote upon the following proposals:

1. To elect the following individuals as Class A Directors, each to serve a 3 year term:

         -        Herman P. Snyder; and
         -        John J. Remaley;

2. To ratify the selection of Beard Miller Company LLP as the independent auditors for the fiscal year ending December 31, 2002; and

3. To transact any other business properly presented at the annual meeting.

         Shareholders of record as of February 21, 2002 are entitled to notice of the meeting and may vote at the meeting, either in person or by proxy.

         Management welcomes your attendance at the annual meeting. Whether or not you expect to attend in person, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save the corporation expenses involved in further communications. Even if you return a proxy, you may vote in person if you give written notice to the Assistant Secretary of the corporation and attend the annual meeting. Returning your proxy will ensure that your shares will be voted in accordance with your wishes and that the presence of a quorum will be assured.

         The corporation's Board of Directors is distributing the proxy statement, form of proxy and the Neffs Bancorp, Inc.'s 2001 Annual Report to Shareholders on or about March 8, 2002.

                                        By Order of the Board of Directors,

                                        /s/ Duane J. Costenbader

                                        Duane J. Costenbader,
                                        Assistant Secretary

Neffs, Pennsylvania
March 8, 2002

                             YOUR VOTE IS IMPORTANT.
   TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND
            MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                               NEFFS BANCORP, INC.
                                 5629 ROUTE 873
                            NEFFS, PENNSYLVANIA 18065




                                 PROXY STATEMENT
                       2002 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 10, 2002



                Mailed to Shareholders on or about March 8, 2002

                                TABLE OF CONTENTS

PROXY STATEMENT                                                                                                 Page
                                                                                                                ----
GENERAL INFORMATION................................................................................................1
         Date, Time and Place of the Annual Meeting................................................................1
         Description of Neffs Bancorp, Inc.........................................................................1

VOTING PROCEDURES..................................................................................................2
         Solicitation and Voting of Proxies........................................................................2
         Quorum and Vote Required For Approval.....................................................................3
         Revocability of Proxy.....................................................................................3
         Methods of Voting.........................................................................................4

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS..........................................................................5
         Governance................................................................................................5
         Directors and Executive Officers of Neffs Bancorp, Inc....................................................5
         Executive Officers of the Bank............................................................................5
         Committees and Meetings of the Corporation's and the Bank's Board of Directors............................6
         Committees of the Bank's Board of Directors...............................................................7
         Compensation of the Boards of Directors...................................................................7

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION................................................................8
         Compensation Report.......................................................................................8
         Chief Executive Officer Compensation......................................................................8
         Executive Officers Compensation...........................................................................9

AUDIT REPORT.......................................................................................................9

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.......................................................10

EXECUTIVE COMPENSATION............................................................................................10
         Summary Compensation Table...............................................................................11

EMPLOYEE PROFIT SHARING AND RETIREMENT TRUST FUND PLAN............................................................11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................................................................12

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
         ACCOUNTING AND FINANCIAL DISCLOSURE......................................................................12

ELECTION OF DIRECTORS.............................................................................................13
         Qualification and Nomination of Directors................................................................13
         Information as to Nominees and Directors.................................................................14

BENEFICIAL OWNERSHIP OF NEFFS BANCORP, INC.'S
         STOCK OWNED BY PRINCIPAL OWNERS AND MANAGEMENT...........................................................15
         Principal Shareholders...................................................................................15
         Share Ownership by the Directors, Officers and Nominees..................................................16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...........................................................17

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING.....................................................................17

PERFORMANCE GRAPH.................................................................................................18

PROPOSALS.........................................................................................................19
         Election of 2 Class A Directors..........................................................................19
         Ratification of Beard Miller Company LLP as the Corporation's Independent Auditors.......................19

ANNUAL REPORT.....................................................................................................20

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.............................................................20

ADDITIONAL INFORMATION............................................................................................20

                                 PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                               NEFFS BANCORP, INC.
                          TO BE HELD ON APRIL 10, 2002


                               GENERAL INFORMATION

Date, Time and Place of the Annual Meeting

         Neffs Bancorp, Inc., a Pennsylvania business corporation and registered bank holding company, is furnishing this proxy statement in connection with the solicitation by the board of directors of proxies to be voted at the annual meeting of shareholders. The annual meeting will be held at the NOVA Building, 2375 Levans Road, Coplay, Pennsylvania 18037 on Wednesday, April 10, 2002 at 8:00 p.m., Eastern Time.

         The corporation's principal executive office is located at The Neffs National Bank, 5629 Route 873, Neffs, Pennsylvania 18065. The corporation's telephone number is (610) 767-3875. All inquiries regarding the annual meeting should be directed to Duane J. Costenbader, Assistant Secretary of Neffs Bancorp, Inc.

Description of Neffs Bancorp, Inc.

         Neffs Bancorp, Inc. was incorporated on March 24, 1986, and is the holding company for The Neffs National Bank. The corporation acquired the bank in 1986 as part of a reorganization of the company as a bank holding company. The Neffs National Bank is a national association.

         Included with this proxy statement is a copy of the corporation's annual report to shareholders for the fiscal year ended December 31, 2001. You may obtain a copy of the corporation's annual report for the 2000 fiscal year at no cost by contacting the Chief Operations Officer, The Neffs National Bank, 5629 Route 873, Neffs, Pennsylvania 18065, or by calling (610) 767-3875.

         We have not authorized anyone to provide you with information about the corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at Neffs Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

                                VOTING PROCEDURES

Solicitation and Voting of Proxies

         The board of directors solicits this proxy for use at the 2002 annual meeting of shareholders. The corporation's directors, officers and other employees may solicit proxies in person or by telephone, facsimile, telegraph or mail, but only for use at the annual meeting. The corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to its shareholders. Neffs Bancorp, Inc. will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons. The corporation will reimburse these persons for their reasonable forwarding expenses.

         Only shareholders of record as of the close of business on Thursday, February 21, 2002, (the voting record date), may vote at the annual meeting. The corporation's records show that, as of the voting record date, 196,431 shares of the corporation's common stock were outstanding. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors. See "Principal Shareholders" on page 15 for a list of the persons known by the corporation to be the beneficial owner of 5% or more of the corporation's outstanding common stock as of the voting record date.

         By properly completing a proxy, the shareholder appoints Velma Wehr and Betty Kern as proxy holders to vote his or her shares as specified on the proxy. The proxy holders will vote any signed proxy not specifying to the contrary as follows:

         FOR the election of the following individuals as Class A Directors for a term of 3 years expiring in 2005:

         -        Herman P. Snyder; and
         -        John J. Remaley;

          and

         FOR the ratification of the selection of Beard Miller Company LLP as the corporation's independent auditors for the fiscal year ending December 31, 2002.

         Neffs Bancorp, Inc.'s board of directors proposes to mail this proxy statement to the corporation's shareholders on or about March 8, 2002.

Quorum and Vote Required For Approval

         Neffs Bancorp, Inc.'s Articles of Incorporation authorize the corporation to issue up to 2.5 million shares of common stock, par value $1.00 per share. At the close of business on February 21, 2002, the corporation had 196,431 shares of common stock issued and outstanding. The corporation's common stock is the only issued and outstanding class of stock.

         In order to hold the annual meeting, a "quorum" of shareholders must be present. Under Pennsylvania law and the corporation's Bylaws, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote (meaning a majority of the number of shares outstanding on the voting record date) is required to constitute a quorum for the transaction of business at the meeting. The proxy holders will count votes withheld and abstentions when determining the presence of a quorum. However, the proxy holders will not count broker non-votes when determining the presence of a quorum for the particular matter as to which the broker withheld authority.

         Assuming the presence of a quorum, the affirmative vote of a majority of the number of shares that constitutes a quorum for the transaction of business at the annual meeting is required to elect the director candidates. The proxy holders will not cast votes for or against any director candidates where the broker withheld authority. Cumulative voting rights do not exist for the election of directors. Each share of common stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns 10 shares of common stock, he or she may cast up to 10 votes for each of the 2 Class A Director nominees.

         Assuming the presence of a quorum, the affirmative vote of a majority of the number of shares that constitutes a quorum for the transaction of business at the annual meeting is required to ratify the selection of independent auditors. Abstentions and broker non-votes do not constitute "votes cast" and, therefore, do not count either FOR or AGAINST ratification. However, abstentions and broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Revocability of Proxy

         Shareholders who sign proxies may revoke them at any time before they are voted by:

         - delivering written notice of the revocation or delivering a properly executed later-dated proxy to Duane J. Costenbader, Assistant Secretary, at Neffs Bancorp, Inc., 5629 Route 873, PO Box 10, Neffs, Pennsylvania 18065-0010 or by mailing the notice or proxy to Duane J. Costenbader, Assistant Secretary, Neffs Bancorp, Inc., 5629 Route 873, PO Box 10, Neffs, Pennsylvania 18065-0010; or


         - attending the meeting and voting in person after giving written notice to the Assistant Secretary of Neffs Bancorp, Inc.

         You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please call Duane
J. Costenbader, Assistant Secretary, at (610) 767-3875.

Methods of Voting

         Voting by Proxy

         -        Mark your selections.

         -        Date your proxy and sign your name.

         - Mail the proxy to Duane J. Costenbader, Assistant Secretary, Neffs Bancorp, Inc., 5629 Route 873, PO Box 10, Neffs, Pennsylvania 18065-0010 using the enclosed postage-paid envelope.

         Voting in Person

         - Attend the annual meeting and show proof of eligibility to vote.

         -        Obtain a ballot.

         -        Mark your selections.

         -        Date your ballot and sign your name.


                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Governance

         The board of directors oversees all of the corporation's business, property, and affairs. The members of the board are kept informed of the corporation's business through discussions at board meetings and by reviewing reports and other materials. The members also keep themselves informed by attending board and committee meetings.

         During 2001, the corporation's board of directors held 15 meetings and the bank's board of directors held 23 meetings. Each director attended at least 75% of the combined total number of meetings of the corporation's and the bank's boards and the committees of which he was a member.

Directors and Executive Officers of Neffs Bancorp, Inc.

         The following table sets forth selected information about the corporation's directors and executive officers. On January 5, 2002, founding director, secretary and treasurer Elmer H. Handwerk died. Long-serving director Robert W. Beitler resigned on December 28, 2001. Mr. Beitler's resignation was not related to any disagreement on any matter related to the Corporation's operations, policies or practices. Consequently, the Board of Directors has fixed the number of directors at 5 pursuant to Article 10, Section 10.2 of the bylaws. The officers are elected or appointed by the board of directors and each holds office at the board's discretion.

                                                                       POSITION HELD          AGE AS OF
               NAME                           POSITION                     SINCE            MARCH 8, 2002
               ----                           --------                     -----            -------------
  John J. Remaley                 Class A Director                          1986                  66
                                  President                                 1986

  Herman P. Snyder                Class A Director                          1986                  89
                                  Vice President                            1986

  Robert B. Heintzelman           Class B Director                          1999                  43

  John F. Simock                  Class C Director                          1997                  65

  Robert L. Wagner                Class C Director                          1986                  69

  Duane J. Costenbader            Assistant Secretary                       1986                  54

Executive Officers of the Bank

         The following table sets forth selected information about the bank's executive officers, each of whom is selected by the bank's board of directors and each of whom holds office at the board's discretion.

                                                                          POSITION HELD         AGE AS OF
               NAME                             POSITION                      SINCE           MARCH 8, 2002
               ----                             --------                      -----           -------------
   John J. Remaley                President                                    1986 (1)             66

   Kevin A. Schmidt               Executive Vice President and                1995                  40
                                  Chief Executive Officer                     1996

   Duane J. Costenbader           Cashier,                                    1984                  54
                                  Secretary and                               1986
                                  Chief Operations Officer                    1999

   Carol L. Jones                 Operations Officer and                      1999                  53
                                  Assistant Cashier                           1999

(1) Mr. Remaley is not an employee of the bank. However, he was employed by the bank from 1953 until 1995, when he retired.

Committees and Meetings of the Corporation's and the Bank's Board of Directors

        The corporation's board of directors has, at present, no standing committees. The corporation does not maintain a compensation or a nominating committee. A shareholder who intends to nominate a candidate for election to the board of directors must provide written notice to the corporation's Assistant Secretary in accordance with the informational requirements of Section 10.1 of the corporation's bylaws. The shareholder's notice must be delivered or received by the Assistant Secretary of the corporation within sixty (60) days prior to shareholder meeting called for the election of directors.

        During 2001, the bank's board of directors maintained 5 standing committees: Employee Profit Sharing and Retirement Trust; Investment; Personnel/Salary; Property; and Site Inspection. The function and composition of each of these committees is described below.

         - The EMPLOYEE PROFIT SHARING AND RETIREMENT TRUST COMMITTEE of the bank monitors the Employee Profit Sharing and Retirement Trust Plan of the bank. The Employee Profit Sharing and Retirement Trust Committee meets on an as-needed basis.

         - The INVESTMENT COMMITTEE of the bank reviews and makes recommendations for the bank's investment portfolios. The Investment Committee meets on an as-needed basis.

         - The PERSONNEL/SALARY COMMITTEE of the bank meets to review and set employee compensation, human resource policies, and incentive programs. This committee meets twice annually.

         - The PROPERTY COMMITTEE of the bank reviews any construction, renovations or general maintenance of the bank or other corporate property. The Property Committee of the bank develops a budget for general maintenance and capital expenditures. This committee meets on an as-needed basis.

         - The SITE INSPECTION COMMITTEE of the bank performs inspections of various sites to ensure that loans are adequately collateralized prior to their disbursement. This committee meets approximately twice a month.

                   COMMITTEES OF THE BANK'S BOARD OF DIRECTORS

                                                                                                  MEETINGS HELD
          COMMITTEE                                        MEMBERS                                   IN 2001
          ---------                                        -------                                   -------
EMPLOYEE PROFIT SHARING AND     John J. Remaley, Kevin A. Schmidt, and Duane J. Costenbader.            3
RETIREMENT TRUST:

INVESTMENT:                     Herman P. Snyder, John J. Remaley, Robert B. Heintzelman,               1
                                and Kevin A. Schmidt.

PERSONNEL/SALARY:               Herman P. Snyder and Kevin Schmidt.                                     2

PROPERTY:                       Robert L. Wagner and John F. Simock.                                    9


SITE INSPECTION:                John J. Remaley, Herman P. Snyder, Robert B. Heintzelman,              23
                                John F. Simock, and Robert L. Wagner.

Compensation of the Boards of Directors

        Directors receive no remuneration for attendance at meetings of the Board of Directors of the company. Each director of the bank received, in 2001, an annual retainer of $11,200 for his attendance at Board meetings and committee meetings of the bank. In addition, directors receive $20 for each trip made in the course of performing site inspections, relating to mortgages, with a maximum of $1,000 per year. During 2000, the bank paid its directors $1,980 for site inspections. The Bank also contributed $1,000 to each director's respective retirement plan with the bank.

         In the aggregate, the directors received $78,220 from the bank during the 2001 fiscal year. In addition, the bank paid Kevin A. Schmidt, the bank's Executive Vice President and Chief Executive Officer, and Duane J. Costenbader, the bank's Cashier, Secretary and Chief Operations Officer, each $5,600 in 2001 for their attendance at Board meetings.


                          BOARD OF DIRECTORS REPORT ON
                             EXECUTIVE COMPENSATION

Compensation Report

         The corporation's board of directors governs the corporation and its subsidiary. In fulfilling its fiduciary duties, the board of directors endeavors to act in the best interests of the corporation's shareholders, customers, and the communities served by the corporation and its subsidiary. To accomplish the corporation's strategic goals and objectives, the board of directors engages competent persons, who undertake to accomplish these objectives with integrity and with cost-effectiveness. The board of directors fulfills part of its strategic mission through the compensation of these individuals. The bank, the corporation's wholly-owned financial subsidiary, provides compensation to the corporation's and the bank's directors and employees.

         The corporation seeks to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The entire board of directors (comprised of the individuals named below) administers the compensation program. The board seeks to establish a fair compensation policy to govern the executive officers base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers, whose efforts will enhance the corporation's products and services and will result in improved profitability, increased dividends to the shareholders, and subsequent appreciation in the market value of the corporation's shares.

         The board reviews and annually approves the compensation of the corporation's and the bank's top executives, including the chief executive officer/executive vice president and the chief operating officer.

         The board of directors does not deem Section 162(m) of the Internal Revenue Code (the IRC) to be applicable to the corporation at this time. The board of directors intends to monitor the future application of IRC Section 162(m) to the compensation paid to its executive officers; and, in the event that this section becomes applicable, the board of directors intends to amend the corporation's and the bank's compensation policies to preserve the deductibility of the compensation payable under the policies.

Chief Executive Officer Compensation

         The board of directors determined that the bank's Executive Vice President's 2001 compensation of $73,250, an increase of $3,150 or 4.3% in his 2000 salary. The salary increase was based on a number of factors including: the corporation's and bank's performance as measured by earnings, revenues, return on assets, return on equity and total assets as well as state of the economy and potential effect on bank earnings. No direct correlation exists between the Executive Vice President's compensation, the Executive Vice President's increase in compensation, and any of the above criteria, nor does the board give any weight to any of the above specific individual criteria. The board subjectively determines the increase in the Executive Vice President's compensation based on a review of all relevant information.

Executive Officers Compensation

         The board of directors increased the 2001 compensation of the corporation's and the bank's executive officers by approximately 4.6% over 2000 compensation. The board determined these increases based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives. In determining whether the strategic goals have been achieved, the board considers numerous factors, including the following: the corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the board measured the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criteria and an employee's compensation, nor does the board, in its analysis, attribute specific weight to any such criteria. The board makes a subjective determination after review of all relevant information, including the above.

         In addition to base salary, the corporation's and the bank's executive officers may participate in annual and long-term incentive plans including the bank's Employee Profit Sharing and Retirement Trust Fund Plan. (See page 11 for more information.)

         General labor market conditions, the individual's specific responsibilities and the individual's contributions to the corporation's success influence total compensation opportunities available to the corporation's and the bank's employees. The board reviews individuals annually and strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its executive officers.

         This report is furnished by Neffs Bancorp, Inc.'s board of directors, which performs the functions of a compensation committee.

                               BOARD OF DIRECTORS

                  John J. Remaley             Herman P. Snyder
                  Robert B. Heintzelman       John F. Simock
                  Robert L. Wagner


                                  AUDIT REPORT

         Neither the corporation's nor the bank's Board of Directors has an Audit Committee. The entire Board of Directors of the corporation acts as the Audit Committee and does not presently operate under a written audit charter. The Board has reviewed the audited financial statements of the corporation for the fiscal year ended December 31, 2001, and discussed them with management and the corporation's independent accountants, Beard Miller Company LLP. The Board also has discussed with the independent accountants the matters required to be discussed by the Statement of Auditing Standards Nos. 61, 89 and 90. The Board has received from the independent accountants the written disclosures and letter required by the Independence Standards Board Standard No. 1, and the Audit Committee has discussed the accountants' independence from the corporation and management with the accountants. Based on the review and discussions, the corporation recommended to the Board of Directors that the corporation's audited financial statements for the fiscal year ended December 31, 2001, be included in the Company's Annual Report on Form 10-K for that fiscal year.

         Aggregate fees pertaining to services rendered to the corporation and the bank by Beard Miller Company LLP, the independent accountants, during the year ended December 31, 2001, were as follows:

                  Audit Fees                                   $ 31,950
                  Financial Information Systems
                  Design and Implementation Fees               None.
                  All Other Fees                               $ 28,227*

                  * Expenses primarily associated with consultation on SEC compliance issues.

         The foregoing report has been furnished by the Board of Directors.

                               BOARD OF DIRECTORS

                  John J. Remaley                 Herman P. Snyder
                  Robert B. Heintzelman           John F. Simock
                  Robert L. Wagner


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         Kevin A. Schmidt, the Executive Vice President and Chief Executive Officer of the bank, participated in the discussion relating to the compensation of all bank employees; but, he neither participates in conducting his own review nor takes part in determining his own compensation.


                             EXECUTIVE COMPENSATION

         The following table sets forth information with regard to the annual compensation for service in all capacities to the corporation and to the bank for the fiscal years ended December 31, 2001, 2000, and 1999 for those persons who were, at December 31, 2001:

         -        the chief executive officer; and

         - the other four most highly compensated executive officers of the corporation and of the bank, to the extent that these persons total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                           Annual Compensation                                   Long-Term Compensation
     --------------------------------------------------------------      ------------------------------------
                                                                           Awards                     Payouts
        Name                                                 Other       Restricted
        and                                                 Annual         Stock        Options/                  All Other
     Principal                    Salary       Bonus        Compen-        Awards         SARs       Pay-outs    Compensation
      Position          Year        ($)         ($)       sation (3)        ($)           (#)           ($)          ($)
      --------          ----        ---         ---       ------            ---           ---           ---          ---
John J. Remaley,      2001         11,200(1)          0        0             0             0             0           1,000(2)
President and         2000          9,600(1)          0        0             0             0             0             800(2)
Chief Executive       1999          9,600(1)          0        0             0             0             0             800(2)
Officer of the
corporation

Kevin A. Schmidt,     2001        73,250              0    5,600(3)          0             0             0           7,325(4)
Executive Vice        2000        70,100              0    4,800(3)          0             0             0           7,368(4)
President and Chief   1999        66,800              0    4,800(3)          0             0             0           7,348(4)
Executive Officer
of the bank

------------------

(1) Consists solely of director's fees; Mr. Remaley is not an employee of the company or bank.

(2) Consists of the bank's contribution on behalf of Mr. Remaley to the bank's Director's Retirement Fund.

(3) Kevin A. Schmidt was paid $5,600, $4,800 and $4,800 to attend board meetings in 2001, 2000 and 1999, respectively.

(4) Consists of the bank's contributions on behalf of Mr. Schmidt to the Employee Profit Sharing and Retirement Trust Plan.



             EMPLOYEE PROFIT SHARING AND RETIREMENT TRUST FUND PLAN

          The bank maintains and sponsors a defined contribution 401(k) savings and investment plan. The plan is administered by the bank and is subject to the Internal Revenue Code of 1986 and to the regulations promulgated thereunder. Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

          Each bank employee who attains the age of 21, successfully completes any probationary period(s) and completes 1,000 hours of service per year may participate in the bonus (other than year-end bonus), or other direct remuneration to the plan. Generally, eligible employees may not contribute more than 15% of their compensation. Each year, the bank determines the amount, if any, which it will contribute to the plan. The bank's contributions to the 401(k) plan for each participant vest in 5 to 6 years from plan enrollment. The employee's contribution to the 401(k) plan vest immediately. The bank incurred expenses of $59,105, 57,742, and 56,838, for financial reporting purposes during 2001, 2000 and 1999, respectively, in connection with the plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The corporation and the bank have not entered into any material transactions, proposed or consummated, with any director or executive officer of the corporation or the bank, or any associate of the foregoing persons, with the exception of that disclosed below. The corporation and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the corporation and the bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other bank customers.

         Total loans outstanding from the bank at December 31, 2001, to the corporation's and the bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more amounted to $1,424,960, or approximately 4.8% of the bank's total equity capital. The bank made these loans in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features.

         The bank employed the services of Simock Construction, Inc. during 2001 to expand the bank's drive-through services facility. Simock Construction, Inc. is owned by the son of Director John F. Simock. The total amount of the transaction was $256,223.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On October 3, 2000, our board of directors unanimously approved the dismissal of our independent accountants, Stokes & Hinds LLC (Stokes), for the audits of our consolidated financial statements for the year ended December 31, 2000, and on October 5, 2000, we engaged Beard Miller Company LLP as our independent accountants.

         The reports of Stokes for the fiscal years ended December 31, 1998 and 1999 contained no adverse opinions, disclaimer of opinions or qualification or modification as to uncertainty, audit scope or accounting principles.

         During the fiscal years ended December 31, 1998 and 1999, and the interim period from January 1, 2000 through March 8, 2002, we had no disagreements with Stokes on any accounting principles or practices, financial statement disclosures or auditing scope or procedure, which, if not resolved to the satisfaction of Stokes would have caused them to make reference to the subject matter of the disagreement in connection with their reports. No event described in paragraph (a)(1)(iv) of Item 304 of Regulation S-K promulgated by the SEC has occurred within our fiscal years ending December 31, 1998 and 1999, or the period from January 1, 2000 through October 3, 2000.

         We did not consult with Beard Miller Company LLP during the fiscal years ended 1998 and 1999, and the interim period from January 1, 2000 through October 3, 2000 on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion to be issued on the financial statements.


                              ELECTION OF DIRECTORS

Qualification and Nomination of Directors

         Section 10.2 of the corporation's bylaws authorizes the number of directors to be not less than 5 nor more than 25. The bylaws provide for 3 classes of directors with staggered 3 year terms of office. The board of directors may, from time to time, fix the number of directors and their respective classifications.

         The board of directors nominated the 2 persons named below to serve as Class A Directors until the 2005 annual meeting of shareholders or until their earlier death, resignation, or removal from office. All of the nominees are presently members of the board of directors and all have consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason, pursuant to Section 11.1 of the corporation's bylaws, a majority of the board of directors then in office may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

         In accordance with Section 10.3 of the corporation's bylaws, the board of directors is divided into 3 classes whose terms expire at successive annual meetings. Therefore, the corporation maintains a classified board with staggered 3 year terms of office. Currently, Class A consists of 2 directors, Class B consists of 1 director, and Class C consists of 2 directors. Shareholders will elect 2 Class A Directors at the annual meeting to serve for a 3 year term that expires at the corporation's 2005 annual meeting.

         The proxy holders intend to vote all proxies for the election of each of the 2 nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her death, resignation or retirement.

         The board of directors proposes the following nominees for election as Class A Directors at the annual meeting:

         -        Herman P. Snyder; and
         -        John J. Remaley.

         The board of directors recommends that shareholders vote FOR the proposal to elect the 2 nominees listed above as Class A Directors.

Information as to Nominees and Directors

         Set forth below is the principal occupation and certain other information regarding the nominees and other directors whose terms of office will continue after the annual meeting. You will find information about their share ownership on pages 16 and 17.

CURRENT CLASS A DIRECTORS (to serve until 2002)
                  AND
NOMINEES FOR CLASS A DIRECTORS (to serve until 2005)

John J. Remaley            Mr. Remaley (age 66) has served as the President of
                           the company since 1986 and of the bank since 1983. He has also served as a director of the company since
                           1986 and of the bank since 1983. Although Mr. Remaley serves as President, he is not a current employee of the company or the bank. Mr. Remaley was employed by the bank from 1953 through 1995, when he retired.
                           After his retirement, Mr. Remaley continued to serve as President of the company. Mr. Remaley also serves on the Boards of several non-profit organizations.

Herman P. Snyder           Mr. Snyder (age 89) has been a director of the
                           company since 1986 and of the bank since 1969. He has been a Vice President of the company since 1986. The position of Vice President is a non-employee position. He has been Chairman of the Board of the bank since 1986. Mr. Snyder is a retired School
                           District Superintendent.

CLASS B DIRECTOR (to serve until 2004)

Robert B. Heintzelman      Mr. Heintzelman (age 43) has served as a director of
                           the company and of the bank since 1999. He and his family are the owners of Heintzelman Funeral Home, Inc., located in Schnecksville, Pennsylvania.

CLASS C DIRECTORS (to serve until 2003)

John F. Simock             Mr. Simock (age 65), the prior owner of John F.
                           Simock, Inc., a general contractor, is now retired.
                           He has served as a director of the company and the bank since 1997.

Robert L. Wagner           Mr. Wagner (age 69), is the retired owner of a
                           building products and supply company. He has served as a director of the company since 1986 and of the bank since 1985.


                             BENEFICIAL OWNERSHIP OF
                      NEFFS BANCORP, INC.'S STOCK OWNED BY
                         PRINCIPAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of March 1, 2002, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the company's outstanding common stock, the number of shares beneficially owned, and the percentage of the company's outstanding common stock owned.

                                        Common Stock Beneficially
Shares Beneficially Owned(1)                      Owned              Percent of Outstanding
----------------------------                     --------                    -----
William F. & Alma P. Deibert                    11,720(2)                      5.8%
4801 East Texas Rd.
Allentown, PA  18106

John J. Remaley                                 10,443(3)                      5.3%
4116 Kilmer Avenue
Allentown, PA  18104

Herman P. Snyder                                13,500(4)                      6.8%
5519 Route 873
Neffs, PA  18065

------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after December 31, 2001. An individual has the right to disclaim beneficial ownership of certain securities. Unless otherwise indicated, the individuals own the shares directly.

(2)      Mr. and Mrs. Deibert own these shares jointly.

(3) Includes 4,250 shares held individually by Mr. Remaley, 3,126 shares held jointly with his spouse, and 3,062 shares held by his sons, and 5 shares held by his grandson.


(4) Includes 1,000 shares held individually by Mr. Snyder, 2,750 shares held individually by his son, 4,000 shares held jointly with his daughter, 4,000 shares held jointly with his son, and 1,750 shares held jointly by his daughter and son-in-law.

SHARE OWNERSHIP BY THE DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth, as of March 1, 2002, the amount and percentage of the common stock of the Corporation beneficially owned by:

         -        Each director,
         - Each executive officer named in the Summary Compensation Table below under Executive Compensation, and
         -        All executive officers and directors as a group.

                                                                                            Percent of
              Name of Individual or                    Amount and Nature of         Outstanding Common Stock
                Identity of Group                  Beneficial Ownership (1)(2)        Beneficially Owned (3)
                -----------------                  ---------------------------        ----------------------
DIRECTORS:

Robert B. Heintzelman                                         1,560 (4)                        *
John J. Remaley**                                            10,443 (5)                        5.3%
John F. Simock                                                1,500 (6)                        *
Herman P. Snyder                                             13,500 (7)                        6.9%
Robert L. Wagner                                              4,146(8)                         2.1%

ALL EXECUTIVE OFFICERS AND DIRECTORS
AS A GROUP (7 PERSONS)(9)                                    31,504                           16.03%

------------------

*        Less than 1% beneficially owned.
**       Mr. Remaley also serves as President of the company.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after December 31, 2002. Each individual has the right to disclaim beneficial ownership of certain of the securities.

(2)      Based on information supplied by the reporting individuals.

(3) The calculation of percentages of outstanding common stock is based on the approximately 196,431 shares outstanding as of March 1, 2002.

(4) Includes 1,010 shares held individually by Mr. Heintzelman, 4 shares held individually by his spouse, 3 shares held by his children, 55 shares held jointly by mother and father, 250 shares held jointly by his mother and brother, 171 shares held by his mother, 45 shares held by his brother, and 22 shares held by his nieces.

(5) Includes 4,250 shares held individually by Mr. Remaley, 3,126 shares held jointly with his spouse, and 3,067 shares held by his sons and grandchild.

(6) Includes 1,427 shares held individually by Mr. Simock, 35 shares held individually by his spouse, and 38 shares held by his children, son-in-law, daughter-in-law, and grandchildren.

(7) Includes 1,000 shares held individually by Mr. Snyder, 2,750 shares held individually by his son, 4,000 shares held jointly with his daughter, 4,000 shares held jointly with his son, and 1,750 shares held jointly by his daughter and son-in-law.

(8) Includes 1,000 shares held individually by Mr. Wagner, 235 shares held individually by his spouse, 1,320 shares held jointly with his spouse, and 1,591 shares held by his daughters and son-in-law.

(9) Includes the Directors, Kevin A. Schmidt, Executive VP of the Bank and Duane J. Constenbader, Assistant Secretary of the Corporation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, requires that the corporation's officers and directors, and persons who own more than 10% of the registered class of the corporation's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the corporation with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of Forms 3, 4 and 5 and amendments thereto received by it, or written representations from certain reporting persons that no Form 5 was required for that reporting person, the corporation believes that its officers and directors were in compliance with all filing requirements applicable to them.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2003 Annual Meeting of Shareholders must deliver the proposal in writing to the Assistant Secretary of Neffs Bancorp, Inc. at its principal executive offices, 5629 Route 873, PO Box 10, Neffs, Pennsylvania 18065-0010, not later than Friday, December 27, 2002. If a shareholder proposal is submitted to the corporation after December 27, 2002, it is considered untimely; and, although the proposal may be considered at the annual meeting, it may not be included in the corporation's 2002 proxy statement. Any proposals should be addressed to the Assistant Secretary. Section 10.1 of the corporation's bylaws requires a shareholder to deliver a notice of nomination for election to the board of directors to the Assistant Secretary no later than 90 days in advance of the anniversary date of the preceding shareholders meeting.


                               PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the corporation's common stock against the cumulative total return of the S&P 500 Stock Index and the Neffs Bancorp Peer Group Index for the period commencing November 12, 1998, and ending December 31, 2001. The graph shows the cumulative investment return to shareholders, based on the assumption that a $100 investment was made on November 12, 1998, in each of the corporation's common stock, the S&P 500 Stock Index and the Neffs Bancorp Group Index, and that all dividends were reinvested in such securities since November 12, 1998. The cumulative total return on such investment in Neffs Bancorp, Inc., as of the end of each following fiscal year, would be $106.02, $115.79, 116.99, and $112.36, respectively. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                                     NASDAQ

                                                                                                  Neffs Bancorp
                                    Neffs Bancorp, Inc.                S&P 500                     Peer Group
                                    -------------------                -------                     ----------
November 12, 1998                          100.00                       100.00                       100.00
December 31, 1998                          106.02                       110.10                       101.99
December 31, 1999                          115.79                       133.27                        92.10
December 31, 2000                          116.99                       121.13                        72.78
December 31, 2001                          112.36                       106.75                        89.14

* The Neffs Bancorp, Inc. Peer Group Index consists of Codorus Valley Bancorp, Inc., Fidelity D&D Bancorp, Inc., First Chester County Corporation, Norwood Financial Corporation, Penseco Financial Services Corp., Peoples First, Inc., and Premier Bancorp, Inc.

                                    PROPOSALS

1.       ELECTION OF 2 CLASS A DIRECTORS.

         The nominees for election are:

         -        John J. Remaley
         -        Herman P. Snyder

         Each has consented to serve a 3 year term. (See page 5 for more information.)

         If any director is unable to stand for re-election, the board may designate a substitute. The proxy holders will vote in favor of a substitute nominee. The board of directors has no reason to believe the 2 nominees for Class A Director will be unable to serve if elected.

         Cumulative voting rights do not exist with respect to the election of directors. The affirmative vote of a majority of the number of shares that constitutes a quorum for the transaction of business at the annual meeting is necessary to elect the director candidates.

         The Board of Directors recommends that shareholders vote FOR the election of the 2 nominees as Class A Directors.

         2. RATIFICATION OF BEARD MILLER COMPANY LLP AS THE CORPORATION'S INDEPENDENT AUDITORS.

         The corporation's and the bank's board of directors believe that Beard Miller Company LLP's knowledge of the corporation and the bank is invaluable. Beard Miller Company LLP advised the corporation that none of its members has any financial interest in the corporation. Beard Miller Company LLC served as the corporation's independent auditors for the 2001 fiscal year. They assisted the corporation and the bank with the preparation of their federal and state tax returns and provided assistance in connection with regulatory matters, charging the bank for such services at its customary hourly billing rates. The corporation's and the bank's board of directors approved these non-audit services after due consideration of the auditors' objectivity and after finding them to be wholly independent.

         In the event that the shareholders do not ratify the selection of Beard Miller Company LLP as the corporation's independent auditors for the 2002 fiscal year, the board of directors may choose another accounting firm to provide independent audit services for the 2002 fiscal year.

         The affirmative vote of a majority of the number of shares that constitutes a quorum for the transaction of business at the annual meeting is necessary to ratify Beard Miller Company LLP as the corporation's independent auditors for 2002.


         The Board of Directors recommends that shareholders vote FOR the ratification of Beard Miller Company LLP as the independent auditors of Neffs Bancorp, Inc. for the year ending December 31, 2002.

                                  ANNUAL REPORT

         A copy of the corporation's annual report for its fiscal year ended December 31, 2001 is enclosed with this proxy statement. A representative of Beard Miller Company LLP, the independent auditors who examined the financial statements in the annual report, will not attend the meeting.


              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The board of directors knows of no business other than that referred to in the accompanying Notice of Annual Meeting of Shareholders that may be presented at the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the proxy holders will vote the proxies in what they determine to be the corporation's best interests.


                             ADDITIONAL INFORMATION

         Upon written request of any shareholder, a copy of the corporation's annual report on Form 10-K for its fiscal year ended December 31, 2001, including the financial statements, schedules and exhibits, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, may be obtained, without charge by: writing to Chief Operations Officer, The Neffs National Bank, 5629 Route 873, PO Box 10, Neffs, Pennsylvania 18065, or visiting the SEC's website at www.sec.gov/edgarhp.htm.

                               NEFFS BANCORP, INC.
                                      PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 10, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Velma Wehr and Betty Kern and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Neffs Bancorp, Inc. that the undersigned may be entitled to vote at the corporation's Annual Meeting of Shareholders to be held on Wednesday, April 10, 2002, at 8:00 p.m., Eastern Time, at the NOVA Building, 2375 Levans Road, Coplay, Pennsylvania 18037, and at any adjournment or postponement of the meeting as follows:

1.       ELECTION OF 2 CLASS A DIRECTORS TO SERVE FOR A 3 YEAR TERM.

                  JOHN J. REMALEY                          HERMAN P. SNYDER

                  [   ]    FOR all nominees       [   ]    WITHHOLD AUTHORITY
                           to vote for all
                           nominees listed above

         The Board of Directors recommends a vote FOR these nominees.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


2. RATIFICATION OF THE SELECTION OF BEARD MILLER COMPANY LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

                  [    ]  FOR      [    ]  AGAINST     [    ] ABSTAIN

          The Board of Directors recommends a vote FOR this proposal.


3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

Dated: ______________________, 2002          _________________________________
                                                      Signature

Number of Shares Held of Record
on February 21, 2002                         _________________________________
                                                      Signature

------------------
THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO NEFFS BANCORP, INC. IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.